northerntrust.com / © 2023 Northern Trust Exhibit 99.1

northerntrust.com / © 2023 Northern Trust 2 This presentation may include statements which constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified typically by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “likely,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements include statements, other than those related to historical facts, that relate to Northern Trust’s financial results and outlook, capital adequacy, dividend policy and share repurchase program, accounting estimates and assumptions, credit quality including allowance levels, future pension plan contributions, effective tax rate, anticipated expense levels, contingent liabilities, acquisitions, strategies, market and industry trends, and expectations regarding the impact of accounting pronouncements and legislation. These statements are based on Northern Trust’s current beliefs and expectations of future events or future results, and involve risks and uncertainties that are difficult to predict and subject to change. These statements are also based on assumptions about many important factors, including the factors discussed in Northern Trust’s most recent annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission, all of which are available on Northern Trust’s website. We caution you not to place undue reliance on any forward-looking statement as actual results may differ materially from those expressed or implied by forward-looking statements. Northern Trust assumes no obligation to update its forward-looking statements.

northerntrust.com / © 2023 Northern Trust 3As of December 31, 2022.

northerntrust.com / © 2023 Northern Trust 4 $ IN MILLIONS EXCEPT PER SHARE INFORMATION EPS AND ROE ARE ACTUAL NUMBERS FISCAL YEAR 2022 % CHANGE VS. 2021 Noninterest Income $4,874 (4)% Net Interest Income 1,887 +36% Total Revenue 6,761 +5% Provision for Credit Losses 12 N/M Total Noninterest Expense 4,983 +10% Provision for Income Taxes 430 (7)% Net Income 1,336 (14)% Diluted Earnings Per Share (EPS) $6.14 $7.14 Return on Average Common Equity (ROE) 12.7% 13.9% N/M = not meaningful As of December 31, 2022.

northerntrust.com / © 2023 Northern Trust 5 REGULATORY CAPITAL HIGHLIGHTS Standardized Approach Advanced Approach Minimum Requirement Common Equity Tier 1 10.8% 11.5% 4.5% Tier 1 Capital 11.8% 12.5% 6.0% Total Capital 13.9% 14.5% 8.0% Tier 1 Leverage 7.1% 7.1% 4.0% Supplementary Leverage N/A 7.9% 3.0% As of December 31, 2022.

northerntrust.com / © 2023 Northern Trust 6 EXCEED EXPECTATIONSCLIENT

ENHANCE EXPERIENCEPARTNER EXCEED EXPECTATIONSCLIENT northerntrust.com / © 2023 Northern Trust 7

northerntrust.com / © 2023 Northern Trust 8 GROWTH EXPERIENCEPARTNER EXCEED EXPECTATIONSCLIENT ENHANCE DRIVE

northerntrust.com / © 2023 Northern Trust 9 PRODUCTIVITY GROWTH EXPERIENCEPARTNER EXCEED EXPECTATIONSCLIENT ENHANCE DRIVE IMPROVE

northerntrust.com / © 2023 Northern Trust 10 STRENGTHEN FOUNDATION IMPROVE PRODUCTIVITY DRIVE GROWTH EXPERIENCEPARTNER EXCEED EXPECTATIONSCLIENT ENHANCE

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